          Exhibit 99.1 Plan of Reorganization, dated August 29, 2001.

                         UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF FLORIDA
                            Fort Lauderdale Division

In re:
                                                       Case No. 01-23925-BKC-RBR
The Internet Advisory Corporation,
                      Debtor.                          Chapter 11
-----------------------------------/

                             PLAN OF REORGANIZATION

                                    ARTICLE I
                                  INTRODUCTION

         On May 25, 2001, the Debtor filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code"), and continued to operate its business as a Debtor-In-Possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code. By this Plan, the Debtor seeks to comply with Section 1129 of the Bankruptcy Code as a good faith Debtor seeking to reorganize its financial affairs during the term of this Plan in order to pay off or substantially reduce the principal due and owing to all allowed Creditors from the ongoing operations of the Debtor.

         For the reasons stated in the Disclosure Statement and this Plan, the Debtor believes that the Plan is in the best interests of Creditors and will result in a distribution to Creditors that will exceed what would otherwise be obtained by each Creditor through a forced liquidation of the Debtor's assets in a Chapter 7 liquidation.

                                   ARTICLE 11
                                  DEFINITIONS

         When used herein, the words set forth below shall have the following meaning or meanings:

         1. "Administrative Bar Date" means the deadline established by Court order to file fee applications.

         2. "Administrative Expense Claim" means those expenses provided by
Section 503 and Section 507 of the Bankruptcy Code including, without limitation, the fees of professionals approved by Bankruptcy Court Orders as allowed by the Bankruptcy Court.

         3. "Allowed Claim" means a Claim (i) which the Debtor has not scheduled as disputed, contingent or unliquidated and in respect of which no proof of Claim has been filed; or (ii) for which a proof of Claim was timely filed and in respect of which no timely objection thereto has been interposed or, if interposed, such objection has been overruled by Final Order allowing a Claim.

         4. "Allowed Priority Tax Claim" means an Allowed Claim of a kind specified in Section 507(a)(8) of the Bankruptcy Code.

         5. "Allowed Secured Claim" means an Allowed Claim which has a perfected lien on assets of the Debtor to the extent of the value of the asset in accordance with Section 506 of the Bankruptcy Code. The balance of such a Claim is deemed an "Allowed Unsecured Claim" herein.

         6. "Allowed Unsecured Claim" means any Allowed Claim which is not an Allowed Secured Claim, an Administrative Expense Claim, an Allowed Priority Tax Claim or an Equity Security Interest Claim.

         7. "Bankruptcy Code" means Title 11 of the United States Code, as amended.

         8. "Bankruptcy Court" means the United States Bankruptcy Court for the Southern District of Florida, or such other court as may hereinafter be granted primary jurisdiction for this case and related proceedings.

         9. "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure, as amended.

         10. "Bar Date" shall mean September 26, 2001, the date set by the Bankruptcy Court prior to which Creditors must file proofs of claim with the Court.

         11. "Claim" means any right to payment from the Debtor whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmeasured, disputed, undisputed, legal, equitable, secured or unsecured; or any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from the Debtor, whether or not such right to an equitable remedy is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmeasured, disputed, undisputed, legal, equitable, secured or unsecured.

         12. "Claim holder" means any holder of an Allowed Claim.

         13. "Class" means a category of Claims with regard to confirmation and distribution pursuant to this Plan. A Claim is in a particular-Class only to the extent that any portion of the Claim qualifies within the description of that Class and is in a different Class to the extent that the remainder of the Claim qualifies within the description of the different Class.

         14. "Confirmation Date" means the date of entry of an Order by the Bankruptcy Court confirming this Plan pursuant to Section 1129 of the Bankruptcy Code.

         15. "Contested Claim" means any Claim or any portion of any Claim as to which the Debtor or any other party in interest has timely objected in accordance with the Bankruptcy Code and Bankruptcy Rules and which objection has not been withdrawn or determined by Final Order.

         16. "Convenience Class" means all Allowed Unsecured Claims less than $2,500.00.

         17. "Debtor or "TIAC" shall mean The Internet Advisory Corporation, a Utah corporation, the above-styled Chapter 11 Debtor-In-Possession.

         18. "Disclosure Statement" means the Disclosure Statement prepared pursuant to Section 1125 of the Bankruptcy Code, and all subsequent amendments or amended version thereto.

         19. "Effective Date" means the date ten (10) days after the Confirmation Date regardless of whether the order confirming the Plan is final and non-appealable provided that the order of confirmation has not been stayed by a court of competent jurisdiction and, if so, the date designated as such by the reorganized Debtor not fewer than five (5) days nor more than ten (10) after such stay has been dissolved.

         20. "Filing Date" means May 25, 2001, the date on which the Debtor filed its voluntary petition for relief under Chapter 11 of the Bankruptcy Code.

         21. "Final Order" means an order or judgment of the Bankruptcy Court which has not been reversed, stayed, modified or amended and as to which the time to appeal or to seek certiorari or review has expired and as to which no appeal or petition certiorari or review is pending or as to which any right to appeal or to seek certiorari has been waived.

         22. "Impaired Claims" means those Claims which are impaired within the meaning of Section 1124 of the Bankruptcy Code.

         23. "Local Rules" means the Local Rules of the United States Bankruptcy Court for the Southern District of Florida, as amended.

         24. "Plan" means this proposed Chapter 11 Plan of Reorganization, and all subsequent amendments thereto.

         25. "Priority Claim" means any pre-petition Claim entitled to priority in payment under Section 507(a)(3), (4) or (6).

         26. "Pro Rata" means an amount to be distributed to each creditor in a particular Class in amount equal to the ratio (expressed as a percentage) that the amount of each Allowed Claim in such Class bears to the total amount of Allowed Claims in such Class at the time of such calculation.

         27. "Schedules" means those certain bankruptcy Schedules of Assets and Liabilities and Statement of Financial Affairs, and any amendments thereto, filed by the Debtor pursuant to Bankruptcy Rule 1007.

         28. "Secured Claim" means any Claim that is secured by a lien, mortgage, security or collateral interest, trust deed, encumbrance or other interest that has been properly perfected as required by law with respect to property of the estate, to the extent of the lesser of the value of the property of the estate securing the Claim or the Amount of the Claim, provided however that such Claim is not subject to avoidance under the Bankruptcy Code or applicable non-bankruptcy law.

         29. "Secured Creditor" means any person who is the holder of a Secured Claim.

         30. "Unimpaired Claims" means those Claims which are not impaired within the meaning of Section 1124 of the Bankruptcy Code.

         31. "Unsecured Claim" means all Claims for unsecured debts, liabilities, demands, or Claims of any character whatsoever arising prior to the Petition Date, including any portion of a Claim which exceeds the value of the property of the estate securing such Claim.

         32. "Unsecured Creditor" means any person who is the holder of an Unsecured Claim.

         33. "White Knight Class" shall consist of Richard Goldring and all equity security holders of the Debtor that choose to make an additional capital contribution to the Debtor ("White Knight Electors"), as more specifically set forth herein and in the Disclosure Statement attached hereto.

         34. "White Knight Electors" means all equity security holders of the Debtor that choose to make an additional capital contribution to the Debtor, as more specifically set forth herein and in the Disclosure Statement attached hereto.

         35. As used in the Plan, masculine, feminine and neutral pronouns shall be deemed to include each other, and all terms used in the singular shall be deemed to include the plural, where applicable, and vice-versa.

         36. All references to statutory sections are to the Bankruptcy Code, Title 11 of the United States Code, unless otherwise specified.

         37. All terms defined herein shall have the same meaning when used in the Disclosure Statement.

         38. The words "herein", "hereof", and "hereunder" and other words of similar import refer to the Plan as a whole, including all Schedules, appendices, and exhibits annexed or attached thereto, as the same may from time to time be amended or supplemented and not to any particular article, section or subdivision contained in the Plan.

         39. Accounting terms not otherwise defined in the Plan have the meanings assigned to them in accordance with generally accepted principles currently in effect.

                                   ARTICLE III
                     CLASSIFICATION OF CLAIMS AND INTERESTS

         The Claims of creditors and interests of the Debtor shall be divided into six Classes:

Class 1:                 Allowed Unsecured Lease Termination Damage Claim of
                         Spring Lake Partners

Class 2:                 Allowed Unsecured Rejected Bandwidth Contract Claims

Class 3:                 Allowed Unsecured Convenience Class Claims

Class 4:                 Allowed Unsecured Claims

Class 5:                 Equity Security Interest Claims (White Knight Class)

Class 6:                 Equity Stock Option Holders

(Note, Administrative and Priority Claims are not deemed to be included in any Class.)

                                   ARTICLE IV
                 DESIGNATION AND TREATMENT OF UNIMPAIRED CLAIMS

         ADMINISTRATIVE EXPENSE CLAIMS: These Claims shall consist primarily of the balance of unpaid post-petition rent obligations to Spring Lake Partners for the use and occupancy of the Debtor's premises, the balance of unpaid post-petition obligations to AT&T on account of the Internet bandwidth contract by and between the Debtor and AT&T (paid on a current basis in the ordinary course of business), and the fees and expenses of professionals employed pursuant to Court authorization. These fees and expenses shall be paid in full in cash on the Effective Date when allowed by Final Order of the Court or as otherwise agreed. Any remaining fees due to the office of the United States Trustee or the Bankruptcy Court shall be paid in full in cash on the

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Effective Date.

         The Debtor estimates the aggregate of administrative expenses will be approximately $95,000.00 as of the Confirmation Date consisting of an approximate balance due of $30,000.00 to Spring Lake Partners for the Debtor's post-petition use and occupancy of the Debtor's premises, an approximate balance due of $5,000.00 to AT&T on account of the Internet bandwidth contract by and between the Debtor and AT&T, legal fees to the Debtor's bankruptcy counsel, Steven M. Stoll, P.A., a Florida professional association doing business as Stoll & Associates, in the approximate amount of $40,000.00 (net of pre-petition retainer), legal fees to the Debtor's Securities Exchange Commission counsel, Kaplan Gottbetter & Levenson, in the approximate amount of $10,000.00 (net of pre-petition retainer), and auditor/accounting fees to the Debtor's auditor/accountant, Radin Glass & Co., in the approximate amount of $10,000.00 (net of pre-petition retainer). The Debtor will remain current on all obligations to the United States Trustee's office and the Clerk of the Court throughout this Chapter 11 case and anticipates that no such fees will be due at confirmation.

         These fees and expenses shall be paid in full in cash on the Effective Date when allowed by Final Order of the Court or as otherwise agreed. Any remaining fees due to the office of the United States Trustee or the Bankruptcy Court shall be paid in full in cash on the Effective Date.

         Notwithstanding any other provisions of the Plan to the contrary, the Debtor shall pay the United States Trustee the appropriate sum required pursuant to 28 U.S.C. Section 1930(a)(6), within 10 days of the entry of the order confirming this Plan, for pre-confirmation periods and simultaneously provide to the United States Trustee an appropriate affidavit indicating the cash disbursements for the relevant period. The Debtor, as a reorganized debtor, shall further pay the United
States Trustee the appropriate sum required pursuant to 28 U.S.C. Section 1930(a)(6) for post-confirmation periods within the time period set forth in 28 U.S.C. Section 1930(a)(6), based upon all postconfirmation disbursements made by the reorganized Debtor, until the earlier of the closing of this case by the issuance of a Final Decree by the Bankruptcy Court, or upon the entry of an Order by the Bankruptcy Court dismissing this case or converting this case to another chapter under the Bankruptcy Code, and the reorganized Debtor shall provide to the United States Trustee upon the payment of each post-confirmation payment an appropriate affidavit indicating all cash disbursements for the relevant period.

         PRIORITY TAX CLAIMS: The Allowed Priority Tax Claims of the Internal Revenue Service shall be determined in accordance with the provisions of Section 507(a)(8) of the Bankruptcy Code. The Debtor estimates that the aggregate of all such claims is approximately $11,680.00, comprised of a claim in said amount of by the Internal Revenue Service.

         The Internal Revenue Service will receive on account of its claim deferred equal monthly cash payments over six years of a value, as of the Effective Date of the Plan, equal to the allowed amount of such claim commencing on the Effective Date plus interest at a rate of nine percent (9.0%). The Debtor's estimate does not include penalties, interest and costs associated with such claims which shall be treated as General Unsecured Claims. The Debtor estimates that penalties, interest and costs associated with such claims total approximately $1,500.00.

                                   ARTICLE V
                  DESIGNATION AND TREATMENT OF IMPAIRED CLAIMS

         CLASS 1: The Allowed Unsecured Lease Termination Damage Claim of Spring Lake Partners shall be treated as an Unsecured Claim. Spring Lake Partners shall receive on account of its Allowed Unsecured Claim deferred cash payments equal to ten percent (10%) of its Claim in twelve equal monthly installments commencing thirty (30) days after the Effective Date. The Debtor shall execute a substitute lease and other necessary documents and instruments in a form to be agreed upon by the parties.

         CLASS 2: The Allowed Unsecured Rejected Bandwidth Contract Claims of Winstar, Genuity Solutions, Inc., Expanets, Quest, AT&T, BellSouth, and MCI shall be treated as Unsecured Claims. Winstar, Genuity Solutions, Inc., Expanets, Quest, AT&T, BellSouth, and MCI shall receive on account of their claims deferred cash payments equal to ten percent (10%) of their Allowed Unsecured Claims in equal monthly installments over five (5) years commencing thirty (30) days after the Effective Date. The Debtor estimates that the aggregate of all Allowed Unsecured Rejected Bandwidth Contract Claims is approximately $650,000.00; however, the Debtor will be filing objections to various proofs of claim filed and, subject to Court approval, anticipates reducing this approximate aggregate amount accordingly.

         CLASS 3: The Convenience Class is comprised of all Allowed Unsecured Claims less than $2,500.00. Each claimant of the Convenience Class shall receive on account of his, her or its Allowed Unsecured Claim the lesser of the actual Allowed

 Claim or $100.00. Such payment will be paid in full thirty (30) days after the Effective Date.

          CLASS 4: Each claimant of an Allowed Unsecured Claim shall receive on account of his, her or its Allowed Unsecured Claim deferred cash payments equal to five percent (5%) of the Claim in equal monthly installments over one (1) year , commencing thirty (30) days after the Effective Date. The Debtor estimates that the aggregate of all Allowed Unsecured Claims is approximately $309,606.74; however, the Debtor will be filing objections to various proofs of claim filed and, subject to Court approval, anticipates reducing this approximate aggregate amount accordingly.

         CLASS 5: The White Knight Class shall consist of Richard Goldring and all equity security holders that choose to make an additional capital contribution to the Debtor ("White Knight Electors"), as more specifically set forth herein.

         Richard Goldring shall contribute the sum of $50,000.00, at least 10 days prior to the hearing to consider confirmation of the Plan, in exchange for the retention of 100% of his equity interest in the Debtor. Each White Knight Elector shall contribute the sum of $1.00 per share, subject to a minimum capital contribution of $1,000.00, at least 10 days prior to the hearing to consider confirmation of the Plan, in exchange for the retention of 100% of his equity interest in the Debtor.

         Any equity security holder chooses to not make an aggregate cash contribution to the Debtor shall retain their respective equity security interests in the Debtor subsequent to a 50 to 1 reverse of all issued and outstanding stock of the Debtor. Notwithstanding the foregoing, all holders of equity security interest in the Debtor shall receive no distribution under the Plan, other than the retention of their respective interests, as more specifically set forth above.

         CLASS 6: Any and all holders of any equity stock options in the Debtor shall have their options extinguished and shall receive no distribution under the Plan.

                                   ARTICLE VI
                               GENERAL PROVISIONS

         Steven M. Stoll, Esq. of Steven M. Stoll, P.A., a Florida professional association doing business as Stoll & Associates, the Debtor's bankruptcy counsel, shall act as the Debtor's disbursing agent for the purpose of making the initial distributions required under the Plan and, except as otherwise provided herein, shall establish such accounts as he may in his sole discretion deem necessary. Thereafter, either the Debtor or a Disbursing Agent appointed by the Debtor may make all future distributions.

         The rights afforded in this Plan shall be in exchange for and in complete satisfaction, discharge and release of all existing Claims of any nature against the Debtor, or any of the Debtor's real or personal property. The Debtor's discharge shall be effective as to each Claim, regardless of whether
(a) a Proof of Claim was filed; (b) whether the Claim is an Allowed Claim; or
(c) whether the Claim holder votes to accept the plan. Subsequent to the Confirmation Date, all persons or entities shall be precluded from asserting Claims against the Debtor or the Debtor's assets or properties or any other future Claims based upon any act, transaction or activity of any kind that occurred prior to the Confirmation Date. At the Confirmation Date, the Debtor's estate property shall revest in the Debtor.

         Pursuant to Local Rule 3007-1(B) of the Local Rules, the Debtor's objections to Claims must be filed no later than the deadline set in the "Order (I) Approving Disclosure Statement; (II) Setting Hearing on Confirmation of Plan;
(III) Setting Various Deadlines; and (IV) Describing Plan Proponent's Obligations" or in the "Order Conditionally Approving Disclosure Statement, etc." for service of a plan, disclosure statement and ballots.

         Each Impaired Class of creditors with Claims against the Debtor's estate (as defined in Article II) shall be entitled to vote separately to accept or reject the Plan. Section 1126 of the Bankruptcy Code requires acceptance by creditors of a Class holding at least two-thirds in amount and more than one-half in number of Allowed Claims "that have accepted or rejected the plan." If sufficient acceptances are not received, the Debtor reserves the right to amend the Plan and/or proceed to "cramdown" pursuant to the provisions of
Section 1129(b) of the Bankruptcy Code. The cramdown provisions of the Bankruptcy Code are discussed in detail in Article XIII infra.

                                   ARTICLE VII
                       MANAGEMENT, DIRECTORS AND OFFICERS

         Debtor incurred losses since the inception of its Internet business due to the poor quality and inexperience of former management. In December 2000, a majority of Debtor's shareholders requested that the board of directors and the officers step down. As a result, a new board of directors was elected in December 2000 and replacement of the officers in December 2000 and January 2001. Immediately, the new management team of Richard Goldring and John Neilson reduced the Debtor's operating costs by 50%, and significantly reduced the work force and operating expenses, especially the bandwidth charges which previously accounted for as much as 60% of the Debtor's monthly operating expenses. The Debtor will continue to be managed by Richard Goldring as President & Chief Executive Officer and John Neilson as Vice President & Secretary (collectively, the "Officers").

                                  ARTICLE VIII
               RESTRUCTURING OF THE DEBTOR'S BUSINESS OPERATIONS

         Subsequent to the Filing Date, Debtor has continued to provide comprehensive Internet services to its customers with an emphasis on serving the small and medium sized business market. Typically, Debtor stores its customers' Web site information on a "virtual" basis; however, for its customers with the resources and desire to have their own dedicated servers, Debtor continues to offers specialized colocation server lease facility resources, providing its customers with space to house equipment in its Tier 1 Data Center. Additionally, Debtor continues to offer an expanding package of enhanced Internet tools, including website design services and electronic commerce solutions (i.e., e-Commerce), which enable its customers to undertake private communications and secure transactions with employees, consumers and vendors over the Internet.

         Debtor's newly implemented business strategy of combining national scale with local presence was specifically developed to serve the needs of the small and medium sized business market. In formulating its business strategy, Debtor concluded that the large, national Internet service providers lacked the local presence to provide customized hands-on support. On the other hand, the smaller, local Internet service providers did not have the requisite scale and resources to provide a full range of services at an acceptable quality and pricing levels. Debtor believes that it has a competitive advantage in serving these business customers because it has combined technical expertise and hands-on support with its own local sales and engineering personnel while still offering the quality and economic efficiency of a national network provider.

         Debtor's goal is to be a premier, full-service provider of Internet services to small and medium sized businesses. To accomplish this goal, Debtor will expand its market presence, strengthen its Internet access and Web hosting core service platforms, and add additional enhanced value service capabilities through further acquisitions and strategic relationships. Given its large potential customer base, broad distribution channels and established core service strengths in Internet access and Web hosting, Debtor believes that it is an attractive potential acquirer and/or strategic partner. Furthermore, Debtor has integrated its operations into a national network with a highly reliable and scalable national infrastructure supported by Interliant, who is one of only three "Tier One" national network providers in the world. As a direct result thereof, Debtor believes that it will derive increasing revenues from its customers and facilitate its goal of attaining profitability by continuing to offer better performing Web sites, an expanding array of enhanced value Internet services, and additional high capacity Internet data transmission capability. Indeed, by integrating operations and leverage into a national infrastructure, Debtor has reduced its operating costs by 80% and improved its product quality.

         Debtor believes that its strong balanced position in both the Internet access and Web hosting service platforms gives it a competitive edge in offering high-margin, enhanced value Internet services and bundled packages to meet the evolving needs of its customers. Examples of these Web-based enhanced value Internet services include: Electronic commerce; Web-based faxing and email; Unified messaging, (which is the aggregation of various messaging formats, such as fax, voice, email, into a single point of contact); Office and business process automation capabilities; Audio and video applications and Automated Web site development tools and templates; and redundant "hot" sites, (which are multiple presence Web sites hosted across multiple national and international data centers). Debtor anticipates enhancing the value of such platforms by developing, both internally and through strategic vendor relationships, a further array of higher margin products and services to continue to address changing customer demands.

         Through its new business strategy, Debtor connects its customers to the Internet via a national high capacity Internet data transmission network. Debtor believes this network is adequate to meet the current and anticipated service needs of its customers; however, by aggregating the capacity of data transmission over the Internet and capacity requirements of its operations onto one national network, Debtor continues to increase its operational control and efficiency, reduce costs, and provide redundancy and higher quality service. In this way, Debtor addresses some of the most significant challenges that an Internet service provider faces in supporting its customers. Debtor's infrastructure also incorporates several other elements critical to maintaining the highest quality Internet service, including a high capacity and reliable national network, peering relationships with other regional, national and international Internet service providers, sophisticated network management tools and engineering support services. The reliability of the national network is the result of many factors, including redundant routers and other critical hardware, carrier class facilities at point of presence locations such as back-up power, fire suppression and climate control, and redundant telecommunications lines.

         In accordance with the Bankruptcy Code, applicable rules and the United States Trustee Guidelines, the Debtor has timely filed its Debtor-In-Possession Reports ("DIP Reports") with the Clerk of the Bankruptcy Court for each month it has operated its business subsequent to the Filing Date. These monthly reports contain detailed information reflecting the Debtor's financial operations. Taken as a whole, the DIP Reports summarize the profitable results of the Debtor's operations during the Chapter 11 proceeding. A copy of the summary page of each of the DIP Reports filed by the Debtor, together with Attachments 1, 2 and 3 of the most recent DIP Report is attached hereto as Exhibit A.

         Since the Filing Date, the Debtor has diligently prosecuted this case. Additionally, the Debtor has instituted an extensive turn-around program resulting in a positive cash flow for the business and has been paying their expenses as they become due.

                                   ARTICLE IX
                            MEANS TO EFFECTUATE PLAN

         The White Knight Class and Richard Goldring, the Debtor's President and Chief Executive Officer, will fund the plan of re-organization. This funding will be structured as a capital contribution in exchange for retention of stock.

         Richard Goldring shall contribute the sum of $50,000.00, at least 10 days prior to the hearing to consider confirmation of the Plan, in exchange for the retention of 100% of his equity interest in the Debtor. Each White Knight Elector shall contribute the sum of $1.00 per share, subject to a minimum capital contribution of $1,000.00, at least 10 days prior to the hearing to consider confirmation of the Plan, in exchange for the retention of 100% of his equity interest in the Debtor.

                                    ARTICLE X
                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         As of the date of filing the Plan, the Debtor has expressly rejected all executory contracts and unexpired leases set forth on Exhibit D attached to the Disclosure Statement, but for the unexpired contract entered into by and between the Debtor and AT&T. Notwithstanding the foregoing, any executory contract or unexpired lease not assumed by the Debtor under the Plan or pursuant to an order of the Bankruptcy Court entered at any time, shall be deemed rejected by the Debtor at the Confirmation Date.

         Any Claim which arises by virtue of a rejection at the Confirmation Date shall be filed by such claimant within thirty (30) days after the Confirmation Date or the holder thereof shall be forever barred from asserting a Claim against the Debtor and the Debtor's estate and seeking distribution therefrom.

         Any damage Claim asserted by a creditor arising out of the rejection of any executory contract or unexpired lease shall be a Class 4 General Unsecured Claim.

                                   ARTICLE XI
                             ADVERSARY PROCEEDINGS

         After thorough review and analysis, the Debtor has determined that the legal fees and costs associated with bringing potential adversary proceedings would exceed the possible recovery associated therewith. Notwithstanding the foregoing, the Debtor reserves in its name potential claims for and proceeds from recovery under any adversary proceedings under Sections 544, 545, 547, 548, 549, 550 and 553 of the Bankruptcy Code, and all claims and causes of action under other applicable law.

                                   ARTICLE XII
                            MODIFICATION OF THE PLAN

         The Debtor may propose amendments or modifications of the Plan at any time prior to the Confirmation Date with leave of Court and upon such notice as the Court may require. After the Confirmation Date, the Debtor may, with the approval of the Bankruptcy Court, and so long as it does not materially or adversely affect the interests or creditors thereunder, remedy any defect or omission, or reconcile any inconsistencies in the Plan or in the Confirmation Order as may be necessary to carry out the purposes and effect of the Plan.

                                  ARTICLE XIII
             PROVISION TO INVOKE CRAM DOWN PROCEEDING IF NECESSARY

         The Bankruptcy Code provides for confirmation of a plan even if it is not accepted by all Impaired Classes of Claims if at least one Impaired Class has voted to accept the Plan. These so-called "cramdown" provisions for Confirmation are set forth in Section 1129(b) of the Bankruptcy Code. If any Impaired Class of Claims does not accept the Plan, the Bankruptcy Court may still confirm the Plan at the request of the Plan proponent if, as to each Impaired Class which has not accepted the Plan, the Plan does not "discriminate unfairly" and the Plan is "fair and equitable." The phrase "fair and equitable" has different meanings for Secured and Unsecured Claims and

Classes of Equity Interests.

         If all of the applicable requirements of Section 1129(a) of the Bankruptcy Code, other than paragraph 8, are found to have been met with respect to the Plan, the Debtor may then seek to confirm the Plan pursuant to Section 1129(b) of the Bankruptcy Code. For the purposes of seeking confirmation under the "cramdown" provisions of the Bankruptcy Code, the Debtor reserves the right to modify or vary the Classification of Allowed Claims and the treatment of Allowed Claims of all Classes, so as to comply with the requirements of Section 1129(b). The Debtor also reserves the right to amend the Plan at that time and in such a manner as to permit confirmation over the vote of the rejecting Impaired Class.

                                   ARTICLE XIV
                      EFFECTS OF CONFIRMATION OF THE PLAN

         Revesting of Assets: Unless otherwise provided by this Plan, pursuant to Sections 1123(a)(5)(A) and 1141 of the Bankruptcy Code, on the Effective Date, title to all assets and property of the Debtor's estate not otherwise transferred pursuant to the Plan shall pass to, and vest in the Debtor, free and clear of all Claims, interests, liens, charges and other interests of Creditors arising prior to the Effective Date, except the liens of SunTrust, SBA, and the Judgment Creditors which will survive the Plan. The reorganized Debtor will be holding the assets for the benefit of the Creditors. The transfer of any property under the Plan shall not be subject to any transfer tax under Section 1146 of the Bankruptcy Code. Except as otherwise provided herein or in the Confirmation Order, on and after the Effective Date, the Debtor shall exclusively be in control of the operation of its business, and shall use, acquire and dispose of property free and clear of any restrictions imposed under the Bankruptcy Code, the Federal Rules and the Bankruptcy Court. As of the Effective Date, all property of the Debtor shall be free and clear of all Claims and the interests of such Claim holders, except as otherwise provided.

         Rights of action: Any rights or causes of action owned by or accruing in favor of the Debtor shall remain assets of the Debtor after the Effective Date. The Debtor may pursue, abandon, settle or release all rights of action, as appropriate, in accordance with what is in the best interests, and for the benefit of the Debtor.

                                   ARTICLE XV
                           RETENTION OF JURISDICTION

         Notwithstanding confirmation of the Plan, with the Effective Date having occurred, the Bankruptcy Court shall retain jurisdiction for the following purposes:

         (a) Determination of the allowability of Claims in interest upon objection to such Claims by the Debtor or any other party in interest;

         (b) Determination of request for payment of Claims entitled to priority under Section 503 or Section 507(a) of the Bankruptcy Code, including the compensation of professionals.

         (c) Resolution of controversies and disputes regarding the interpretation of this Plan, regarding title to the assets of the estates and to determine all causes of action, controversies, disputes and conflicts pending as of the Confirmation Date between the Debtor and any other party;

         (d) Correction of any defect, the curing of any omission, or the reconciliation of any inconsistencies in the Plan or the confirmation as may be necessary to carry out the purposes and intent of the Plan.

         (e) Implementation of the provisions of this Plan and the confirmation of this Plan, including appropriate orders to protect the Debtor from creditor actions;

         (f) Modification of the Plan pursuant to Section 1127 of the Bankruptcy Code; and

         (g) Interpretation of the terms and conditions of this Plan and to enter orders concluding and terminating this case, including the entry of a final decree and discharge.

                                   ARTICLE XVI
                            MISCELLANEOUS PROVISIONS

         GOVERNING LAW: Except to the extent the Bankruptcy Code or Federal Rules of Bankruptcy Procedure are applicable, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida.

         HEADINGS: The headings of the articles, paragraphs and subparagraphs of this Plan are inserted for convenience only and shall not affect the interpretation of the Plan.

         SUCCESSORS AND ASSIGNS: This Plan and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         TIME: In computing any time period prescribed or allowed by this Plan, the day or the act or event from which the designated period begins to run shall not be included. The last day of the period so computed shall be included, unless it is a Saturday, Sunday, or a legal holiday, in which event the period runs until the end of the next succeeding business day which is not a legal holiday.

         SEVERABILITY: Should any provision in the Plan be determined to be unenforceable following the Effective Date, such determination shall in no way limit or affect the enforceability and operative effect of any and all other provisions of this Plan.


                           [Signature page to follow]

THE INTERNET ADVISORY CORPORATION

By: /s/ Richard Goldring                               08/27/01
   ---------------------------------                ----------------
   Richard Goldring, its President                       Date

         I hereby certify that I am admitted to the Bar of the United States District Court for the Southern District of Florida and I am in compliance with the additional qualifications to practice in this court set forth in Local Rule 2090-1(A).

                                        STOLL & ASSOCIATES
                                        Attorneys for the Debtor
                                        3696 North Federal Highway, Suite 300
                                        Fort Lauderdale, FL 33308
                                        (954) 745-3550  (954) 745-3551 Fax

                                        /s/ Steven M. Stoll
                                        ----------------------------------------
                                        Steven M. Stoll
                                        Florida Bar Number 946230

                                        Christopher J. Gertz
                                        Florida Bar Number 1069511

                                                                       EXHIBIT A




                      MONTHLY FINANCIAL REPORT FOR BUSINESS

FOR THE PERIOD BEGINNING MAY 26th, 2001 AND ENDING MAY 31st, 2001

Name of Debtor:   THE INTERNET ADVISORY CORPORATION    Case Number: 01-23925.RBR
Date of Petition: MAY 25th, 2001

                                                                     CURRENT     CUMULATIVE
                                                                      MONTH:    PETITION TO
                                                                                   DATE:
1. CASH AT BEGINNING OF PERIOD                                     $4,331.87     $4,331.87
2. RECEIPTS
                   A. Cash Sales                                   $      --     $      --
                   Less: Cash Refunds                              $      --     $      --
                   Net Cash Sales                                  $      --     $      --
                   B. Collection on Postpetition A/R               $      --     $      --
                   C. Collection on Prepetition A/R                $  246.54     $  246.54
                   D. Other Receipts (Attach List)                 $      --     $      --
3. TOTAL RECEIPTS                                                  $  246.54     $  246.54
4. TOTAL CASH AVAILABLE FOR OPERATIONS (Line 1 + Line 3)           $4,578.41     $4,578.41


5. DISBURSEMENTS
                   A. U.S. Trustee Quarterly Fees                  $      --     $      --
                   B. Net Payroll                                  $      --     $      --
                   C. Payroll Taxes Paid                           $      --     $      --
                   D. Sales & Use Taxes                            $      --     $      --
                   E. Other Taxes                                  $      --     $      --
                   F. Rent                                         $      --     $      --
                   G. Other Leases (Attachment 3)                  $      --     $      --
                   H. Telephones                                   $      --     $      --
                   I. Utilities                                    $      --     $      --
                   J. Travel & Entertainment                       $      --     $      --
                   K. Vehicle Expenses                             $      --     $      --
                   L. Office Supplies                              $      --     $      --
                   M. Advertising                                  $      --     $      --
                   N. Insurance (Attachment 7)                     $      --     $      --
                   0. Purchases Of Fixed Assets                    $      --     $      --
                   P. Purchases Of Inventory                       $      --     $      --
                   Q. Manufacturing Supplies                       $      --     $      --
                   R. Repairs & Maintainance                       $      --     $      --
                   S. Payments to Secured Creditors                $      --     $      --
                   T. Other Operating Expenses (List Attached)     $      --     $      --
6. TOTAL CASH DISBURSEMENTS                                        $      --     $      --
7. ENDING CASH BALANCE (Line 4 - Line 6)                           $4,578.41     $4,578.41

I declare under penalty of perjury that this statement and the accompanying documents and reports are true and correct to the best of my knowledge and belief.

                         Signed:      /s/ John Neilson
                                  ----------------------------------------------
                                  By: John Neilson As Vice President & Secretary
                                      This 20th day of June, 2001

                      MONTHLY FINANCIAL REPORT FOR BUSINESS
       FOR THE PERIOD BEGINNING July 1st, 2001 AND ENDING July 31st, 2001

Name of Debtor:   THE INTERNET ADVISORY CORPORATION    Case Number: 01-23925 RBR
Date of Petition: MAY 25th, 2001

                                                               CURRENT        CUMULATIVE
                                                                MONTH:       PETITION TO
                                                                                 DATE:

1. CASH AT BEGINNING OF PERIOD                                $22,563.39     $ 20,159.85
2. RECEIPTS
              A. Cash Sales                                   $22,000.00     $ 47,350.00
              Less: Cash Refunds                              $       --     $       --
              Net Cash Sales                                  $ 22,000.00    $ 47,350.00
              B. Collection on Postpetition A/R               $       --     $       --
              C. Collection on Prepetition A/R                $       --     $       --
              D. Other Receipts (Attach List)                 $       --     $       --
3. TOTAL RECEIPTS                                             $22,000.00     $47,350.00
4. TOTAL CASH AVAILABLE FOR OPERATIONS (Line 1 + Line 3)      $44,563.39     $47,350.00


5. DISBURSEMENTS
              A. U.S. Trustee Quarterly Fees                  $       --     $       --
              B. Net Payroll                                  $ 6,000.00     $ 6,000.00
              C. Payroll Taxes Paid                           $   747.00     $   747.00
              D. Sales & Use Taxes                            $       --     $       --
              E. Other Taxes                                  $       --     $       --
              F. Rent                                         $       --             $-
              G. Other Leases (Attachment 3)                  $       --             $-
              H. Telephones                                   $       --     $   605.20
              I. Utilities/Internet Bandwidth                 $   459.58     $   459.58
              J. Travel & Entertainment                       $       --     $       --
              K. Transfer Agent Fees                          $   140.00     $   170.00
              L. Office Supplies                              $       --     $       --
              M. Advertising/EDGAR Filing Fees                $   173.20     $   352.00
              N. Insurance (Attachment 7)                     $ 2,591.38     $ 2,591.38
              0. Purchases Of Fixed Assets                    $       --     $       --
              P. Purchases Of Inventory                       $       --     $       --
              Q. Manufacturing Supplies                       $       --     $       --
              R. Repairs & Maintainance                       $       --     $       --
              S. Payments to Secured Creditors                $       --     $       --
              T. Other Operating Expenses (List Attached)     $       --     $       --
6. TOTAL CASH DISBURSEMENTS                                   $10,111.16     $10,925.16
7. ENDING CASH BALANCE (Line 4 - Line 6)                      $34,452.23     $36,424.84

I declare under penalty of perjury that this statement and the accompanying documents a reports are true and correct to the best of my knowledge and belief.

                      Signed:     /s/ John Neilson
                                  ----------------------------------------------
                                  By: John Neilson As Vice President & Secretary This 14th day of July, 2001

                                  ATTACHMENT 1

MONTHLY ACCOUNTS RECEIVABLE AGING AND RECONCILIATION

Name of Debtor: THE INTERNET ADVISORY CORPORATION      Case Number: 01-23925 RBR

Reporting Period beginning July 1st, 2001 and ending June 31st, 2001

ACCOUNTS RECEIVABLE AT PETITION DATE                  $        -

ACCOUNTS RECEIVABLE RECONCILIATION (Include all accounts receivable, pre-petition and post petition, including charge card sales which have not been received):

Beginning of Month Balance                            $  4,691.52
PLUS: Current Month New Billings                      $ 22,000.00
LESS: Collection During the Month                     $ 22,000.00
End of Month Balance                                  $  4,691.52

AGING: (Show the total amount for each age group of accounts incurred since fling the petition)

0-30 Days       31-60 Days    61-90 Days    Over 90 Days         Total:
---------       ----------    ----------    ------------         ------

$  --            $4,691.52      $  --         $  --            $4,691.52

                                  ATTACHMENT 2

 MONTHLY ACCOUNTS PAYABLE AND SECURED PAYMENTS REPORT

 Name of Debtor. THE INTERNET ADVISORY CORPORATION     Case Number: 01-23925 RBR

 Report Period Beginning July 1st, 2001 and ending July 31st, 2001

In the space below list all invoices or bills incurred and not paid since the filing of the petition. Do not include amounts owed prior to filing the petition.

     Date               Days
   Incurred          Outstanding     Vendor     Description        Amount:
   --------          -----------     ------     -----------        -------
July 20th Thru            9         Employees     Payroll         $3,000.00
July 29th, 2001
July 20th Thru            9          Taxes     Payroll Taxes      $  373.50
July 29th, 2001

ACCOUNTS PAYABLE RECONCILIATION (Post Petition Only):

              Opening Balance (total from prior report)         $3,300.00
              PLUS: New Indebtedness Incurred This Month        $10,111.16
              LESS: Amount Paid on Accounts Payable             $10,111.16
              Ending Month Balance                              $ 3,300.00

SECURED; List the status of Payments to Secured Creditors and Lessors (Post Petition Only)

Secured Creditor  Date Payment    Payment       Number of Post     Total Amount
    Lessor            Due:        Amount:         Petition       of Post Petition
                                                Payment Late:     Payments Late:

     None

                                  ATTACHMENT 3
                            AND FIXED ASSETS REPORT

Name of Debtor: THE INTERNET ADVISORY CORPORATION      Case Number: 01-23925 RBR

Reporting Period beginning July 1st, 2001 and ending July 31st, 2001

INVENTORY REPORT

INVENTORY BALANCE AT PETITION DATE:                              None

INVENTORY RECONCILIATION:

              Inventory Balance at Beginning of the Month        None
              Inventory Purchased During the Month               None
              Inventory Used or Sold                             None
              Inventory on Hand at the End of the Month          None
METHOD OF COSTING INVENTORY:                                     None

(It should be noted that the debtor does not carry inventories)

FIXED ASSET REPORT

FIXED ASSETS FAIR MARKET VALUE AT PETITION DATE:              $50,000 to $75,000
(Includes Property, Plant & Equipment)
FIXED ASSETS RECONCILIATION:

         Fixed Asset Book Value at Beginning of the Month         $  455,704.00
         LESS: Depreciation Expense                               $    5,723.00
         PLUS: New Purchases                                      $          --
         Ending Monthly Balance                                   $  449,981.00

BRIEF DESCRIPTION OF FIXED ASSETS PURCHASED OR DISPOSED OF DURING THE REPORTING
PERIOD:

None